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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports dated August 19, 1999, accompanying the financial statements and schedules included in the Annual Report of BioShield Technologies, Inc. and Subsidiary on Form 10-KSB for the year ended June 30, 1999. We hereby consent to the incorporation by reference of said reports in the Registration Statements of BioShield Technologies, Inc. and Subsidiary on Forms SB-2 (File No. 333-57767, effective September 30, 1998 and Post-Effective Amendment No. 1 to Form SB-2 File No. 333-57767), effective May, 1999) and on Forms S-8 (File No. 333-79149, effective May 24, 1999).

Atlanta, Georgia
September 21, 1999